Exhibit 10.5

AMENDMENT NUMBER ONE

TO THE

THE DRESS BARN, INC. 1993 INCENTIVE STOCK OPTION PLAN

WHEREAS, subject to the consummation of the reorganization (the “Reorganization”) of The Dress Barn, Inc. (“DBI”), Ascena Retail Group, Inc. (the “Company”), as successor to DBI, maintains The Dress Barn, Inc. 1993 Incentive Stock Option Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan, effective upon the consummation of the Reorganization, to update the Plan’s name and any references to DBI therein, to change the Plan’s governing law to reflect the Company’s state of incorporation, and to reflect the par value of the Company’s stock.

NOW, THEREFORE, the Plan is hereby amended, effective upon the consummation of the Reorganization, as follows:

1.           The term “Company” as used in the Plan shall mean Ascena Retail Group, Inc., a Delaware Corporation, and its subsidiaries.

2.           The name of the Plan is hereby amended to be the “Ascena Retail Group, Inc. 1993 Incentive Stock Option Plan.”

3.           All references in the Plan to “The Dress Barn, Inc.” and “Dress Barn” are hereby replaced with “Ascena Retail Group, Inc.” and “Ascena,” respectively.

4.           Section 2 of the Plan is hereby amended to delete the language “Dress Barn’s common stock, par value $.05 per share” and replace it with “Ascena’s common stock, par value $.01 per share.”

5.           Notwithstanding anything in the Plan to the contrary, the Plan and actions taken in connection therewith shall hereby be governed and construed in accordance with the laws of the state of Delaware (regardless of the law that might otherwise govern under the applicable state law principles governing conflict of laws).

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 17th day of December, 2010.

ASCENA RETAIL GROUP, INC.

By: /s/ Armand Correia

Title: EVP, CFO